Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Galectin Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)	(1)	(2)	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
	Other	Rights	Rule 457(o)	(1)	(2)	(2)
	Total	N/A	Rule 457(o)	N/A	N/A	$100,000,000	0.0001102	$11,020

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	—	Common Stock, $0.0001 par value per share	Rule 457(o) Rule 457(p)	N/A	N/A	$60,000,000(4)	0.0001298	N/A	S-3	333-238151	May 21, 2020	$7,788

	Total Offering Amounts					$100,000,000	0.0001102	$11,020

	Total Fees Previously Paid							$0

	Total Fee Offsets							$7,788

	Net Fee Due							$3,232

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate maximum offering price of all securities issued under this Registration Statement will not exceed $100,000,000.
(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, warrants and rights.
(4)	Pursuant Rule 457(p) under the Securities Act, the Registrant hereby offsets $7,788 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Prospectus Supplement to its prior Registration Statement (File No. 333-238151), filed on May 11, 2020 (and declared effective on May 21, 2020) registering common stock, warrants and rights for a maximum aggregate offering price of $100,000,000, 60,000,000 of which remains unsold as of the filing date of this Registration Statement. Upon effectiveness of this registration statement, the prior registration statement, No. 333-238151, will be replaced. Pursuant to Rule 457(p), the filing fee of $7,788 is hereby used to offset the current registration fee due. As a result, a filing fee of $3,232 is being paid herewith.